                                                                   EXHIBIT 23(a)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-4 of our report dated January 22, 1997 included in First United Bancshares, Inc.'s Form 10-K for the year ended December 31, 1996 and our report dated October 3, 1997 included in First United Bancshares, Inc.'s Form 8-K filed on October 3, 1997 and to all references to our Firm included in this Registration Statement.



                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP



New Orleans, Louisiana
January 30, 1998